              [LOGO]



























                                                1995
                                                NOTICE OF ANNUAL MEETING
                                                AND PROXY STATEMENT

     [LOGO]

Dear Marsh & McLennan Stockholder:

    You are cordially invited to attend the 1995 Annual Meeting of Stockholders of Marsh & McLennan Companies, Inc., which will be held at 10:00 a.m. on Tuesday, May 16, 1995 in the auditorium on the second floor at 1221 Avenue of the Americas, New York, New York.

    The major items of business, as outlined in this Proxy Statement, will be the election of seven persons to serve as Class I directors, the approval of the Directors Stock Compensation Plan and the ratification of the appointment of Deloitte & Touche LLP as independent public accountants for 1995.

    Whether you plan to come to the Annual Meeting or not, your representation and vote are important and your shares should be voted. Please complete, date, sign and return the enclosed proxy card promptly.

    We look forward to seeing you at the meeting.

Very truly yours,

           [SIG]

Chairman of the Board                                             March 30, 1995

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                      AND
                                PROXY STATEMENT
                                       OF
                        MARSH & MCLENNAN COMPANIES, INC.
                          1166 AVENUE OF THE AMERICAS
                         NEW YORK, NEW YORK 10036-2774

    The Annual Meeting of Stockholders of Marsh & McLennan Companies, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, May 16, 1995 at 10:00 a.m. (local time) in the second floor auditorium at 1221 Avenue of the Americas, New York, New York for the following purposes:

        (1) To elect seven persons to serve as Class I directors;

        (2) To approve the Directors Stock Compensation Plan;

        (3) To ratify the appointment of Deloitte & Touche LLP as independent public accountants for the Company for its fiscal year ending December 31, 1995; and

        (4) To transact such other business as may properly be brought before the meeting.

    Only stockholders of record at the close of business on March 20, 1995 are entitled to vote at the Annual Meeting or any adjournment thereof. As of that date, 72,837,801 shares of common stock were outstanding and entitled to one vote on all matters submitted to stockholders. A list of stockholders will be available for inspection for at least ten days prior to the Annual Meeting at the principal executive offices of the Company at 1166 Avenue of the Americas, New York, New York.

    This proxy solicitation material is being mailed on or about March 30, 1995 to stockholders as of the record date with a copy of the Company's 1994 Annual Report to Stockholders, which includes financial statements for the period ended December 31, 1994.

    The matters to be acted upon are described in this Notice of Annual Meeting of Stockholders and Proxy Statement. Proxies will be voted at the Annual
Meeting, or at any adjournment thereof, at which a quorum is present, in accordance with the directions on the proxy card. The holders of a majority of the Company's common stock outstanding and entitled to vote who are present either in person or represented by proxy constitute a quorum for the Annual Meeting.

    Unless otherwise directed in the proxy, the persons named therein will vote FOR the election of the director nominees listed below, FOR the approval of the Directors Stock Compensation Plan and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent public accountants for its fiscal year ending December 31, 1995.

    Directors are elected by a plurality of the votes cast. "Plurality" means that the individuals who receive the largest number of votes cast "For" are elected as directors up to the maximum number of directors to be chosen at the Annual Meeting. Consequently, any shares not voted "For" a particular director (whether as a result of a direction to withhold or a broker nonvote) will not be counted in such director's favor.

    All other matters to be acted on at the Annual Meeting require the affirmative vote of a majority of the shares present at the meeting to constitute the action of the stockholders. In accordance with Delaware law, abstentions will, while broker nonvotes will not, be treated as present for purposes of the preceding sentence. A broker nonvote is a proxy submitted by a broker in which the broker fails to vote on behalf of a client on a particular matter for lack of instruction when such instruction is required by the New York Stock Exchange.

    As of the date hereof, the Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other business shall properly come before the Annual Meeting, the persons named in the proxy will vote according to their best judgment.

                                   DIRECTORS

    The Board of Directors is divided into three classes. The regular terms of office for the Class I, Class II and Class III directors expire at the 1995, 1996 and 1997 annual meetings of stockholders, respectively. Seven persons are to be elected at the Annual Meeting to hold office as Class I directors for a term of three years and until their respective successors are elected and qualified. The Class II and the Class III directors will not be elected at the Annual Meeting as their respective terms will continue.

    It is intended that shares represented by the proxies will be voted for the election of all of the Class I nominees listed below. In the unexpected event that any nominee should become unavailable to serve as a director prior to the Annual Meeting for any reason, the persons designated as proxies reserve full discretion to cast their votes for another person whom the Board of Directors of the Company might designate in substitution.

                         NOMINEES FOR CLASS I DIRECTORS
                            (TERMS EXPIRING IN 1998)

[photo]           LEWIS W. BERNARD***                           DIRECTOR SINCE  1992

                  Mr.  Bernard, age 53, is Chairman of Classroom, Inc., a non-profit educational corporation. He retired in 1991 from Morgan Stanley  &
                  Co.,  Inc. where for  almost 30 years  he held numerous positions, most recently as chief  administrative and financial officer.  Mr.
                  Bernard is a trustee or director of the American Museum of Natural
                  History,  the Central Park Conservancy, The Commonwealth Fund, the
                  Educational Broadcasting Corporation, the
                  Harvard Management  Company,  and  the John  and  Mary  R.  Markle
                  Foundation.

[photo]           RICHARD  H. BLUM                               DIRECTOR SINCE 1985

                  Mr. Blum, age 56, has been Chairman and Chief Executive Officer of
                  Guy Carpenter & Company, Inc., a subsidiary of the Company,  since
                  1990.  He joined Carpenter  in 1958. He  is also a  trustee of The
                  College of Insurance in New York City.


[photo]           FRANK J. BORELLI                              DIRECTOR SINCE  1988

                  Mr.  Borelli, age  59, has  been Senior  Vice President  and Chief
                  Financial Officer of the Company since  1984. He is a director  of
                  Mid  Ocean Reinsurance  Company Ltd.  and United  Water Resources,
                  Inc. Mr.  Borelli is  treasurer and  a director  of the  Financial
                  Executives  Institute and is  also a trustee of  the New York City
                  Chapter of the National Multiple  Sclerosis Society and the  Nyack
                  Hospital.

[photo]           RAY  J. GROVES**                               DIRECTOR SINCE 1994

                  Mr. Groves,  age  59,  retired as  Chairman  and  Chief  Executive
                  Officer  of Ernst & Young  in September 1994. He  is a director of
                  Consolidated Natural Gas Company.  Mr. Groves is  a member of  the
                  Board  of Trustees of  the Business Council  of the United Nations
                  and of the New York Public Policy Institute. He is also a managing director and treasurer  of the Metropolitan  Opera Association  in
                  New York City.

[photo]           RICHARD  E. HECKERT*  ***                      DIRECTOR SINCE 1989

                  Mr. Heckert, age 71,  retired as Chairman of  the Board and  Chief
                  Executive  Officer of E.I. du Pont de Nemours and Company in 1989.
                  He is a director of The  Seagram Company Ltd., and Remington  Arms
                  Company,  Inc. and its  parent, RACI Holding,  Inc. Mr. Heckert is also a member of the Board of Trustees of the Carnegie Institution of Washington.


[photo]           ROBERT M. G. HUSSON                           DIRECTOR SINCE  1985

                  Mr.  Husson, age  57, is  Chairman of  Faugere &  Jutheau S.A., an
                  insurance broking subsidiary of the Company in France. He has been employed in various  capacities by  Faugere &  Jutheau S.A.  since
                  1972. Mr. Husson is chairman of several insurance broking firms in
                  Africa  and in the Principality of  Monaco, in which country he is also an  insurance general  agent and  a director  of Societe  des
                  Bains   de  Mer  and   of  Credit  Foncier   de  Monaco,  a  local
                  subsidiary of the Suez Group.

[photo]           GEORGE PUTNAM                                 DIRECTOR SINCE  1987

                  Mr.  Putnam, age 68, is  Chairman of Putnam Investment Management,
                  Inc., a subsidiary of the Company, and is Chairman of the Board of
                  Trustees and  President of  the various  mutual funds  managed  by
                  Putnam.  He is a director of  The Boston Company, Inc., The Boston
                  Safe Deposit  &  Trust Company,  Freeport-McMoRan,  Inc.,  General
                  Mills,  Inc., Houghton Mifflin Company, McMoran Oil & Gas Inc. and
                  Rockefeller Group, Inc. Mr. Putnam is also
                  Chairman of the WGBH  Educational Foundation, President of  McLean
                  Hospital,   a  trustee  of  the  Museum  of  Fine  Arts  (Boston),
                  Massachusetts General Hospital, Trustees  of Reservations and  the
                  National   Center  for  Non-Profit  Boards,  and  an  overseer  of
                  Northeastern University.

                               CLASS II DIRECTORS
                            (TERMS EXPIRING IN 1996)

[photo]           ROBERT CLEMENTS                               DIRECTOR SINCE  1981

                  Mr.  Clements, age 62, became Chairman and Chief Executive Officer of Marsh  &  McLennan Risk  Capital  Corp., a  subsidiary  of  the
                  Company,  in January 1994. Prior thereto he served as President of the Company from 1992, having  been Vice Chairman during 1991.  He joined  Marsh  &  McLennan,  Ltd., a  Canadian  subsidiary  of the
                  Company, in 1959. Mr. Clements is  a director of EXEL Limited  and
                  Mid    Ocean   Reinsurance   Company   Ltd.    He   is   also   an
                  Overseer of the Institute  for Civil Justice  and Chairman of  the
                  Board of Trustees of The College of Insurance.

[photo]           RICHARD  S. HICKOK**                           DIRECTOR SINCE 1983

                  Mr. Hickok,  age 69,  is Chairman  of Hickok  Associates, Inc.,  a
                  financial  consulting  firm.  He  retired in  1983  from  KMG Main
                  Hurdman, Certified Public Accountants, where he had been Chairman.
                  Mr. Hickok is  a director  of Alpine Lace  Brands, Inc.,  Comstock
                  Resources  Inc.,  Geonex  Corporation,  Projectavision,  Inc.  and
                  Marcam Corporation.


[photo]           DAVID D. HOLBROOK                             DIRECTOR SINCE  1992

                  Mr.  Holbrook,  age  56,  became  Chairman  of  Marsh  & McLennan,
                  Incorporated, a subsidiary of the Company, in January 1995, having served as  its  President from  1988  and its  Co-Chief  Executive
                  Officer  from 1992 to December 1994. He joined Marsh & McLennan in
                  1960. Mr. Holbrook is  Chairman of the Board  of Directors of  the
                  Theatre  Development Fund in New York City, a director of Security
                  Equity Life Insurance Company, and a trustee
                  of The  Millbrook School,  Millbrook, N.Y.,  St.  Luke's/Roosevelt
                  Hospital Center in New York, and Outward Bound, U.S.A.

[photo]           ADELE  SMITH SIMMONS**                         DIRECTOR SINCE 1978

                  Mrs. Simmons,  age 53,  has  been President  of  the John  D.  and
                  Catherine T. MacArthur Foundation since 1989. She is a director of
                  First  Chicago Corporation and its  subsidiary, The First National
                  Bank of Chicago, the Synergos Institute and the Union of Concerned
                  Scientists. She is also a  member of the international  Commission on Global Governance.


[photo]           A.  J. C. SMITH*                               DIRECTOR SINCE 1977

                  Mr. Smith,  age 60,  has  been Chairman  of  the Board  and  Chief
                  Executive  Officer of the Company since 1992. He previously served as President  from  1986 to  1992.  He joined  William  M.  Mercer
                  Limited,  a Canadian subsidiary of the Company, in 1961. Mr. Smith is a  trustee  of  the  various mutual  funds  managed  by  Putnam
                  Investment  Management, Inc., a  subsidiary of the  Company. He is also a  member  of the  Board  of  Trustees of  the  Central  Park
                  Conservancy and the Carnegie Hall Society, both in New York City.

[photo]           PHILIP  L. WROUGHTON                           DIRECTOR SINCE 1988

                  Mr. Wroughton,  age 61,  became Vice  Chairman of  the Company  in
                  1994, having served as Chairman of Marsh & McLennan, Incorporated, a  subsidiary of the Company, from 1992. He was Deputy Chairman of
                  Marsh & McLennan, Incorporated from 1990 to 1992. Mr. Wroughton is also Chairman of C.T. Bowring &  Co. Limited, a subsidiary of  the
                  Company. He is a member of the Council of Lloyd's of London, which is the governing body of the Lloyd's
                  insurance market, and of the Lloyd's Market Board.

                              CLASS III DIRECTORS
                            (TERMS EXPIRING IN 1997)

[photo]           PETER  COSTER                                  DIRECTOR SINCE 1988

                  Mr. Coster, age 55, is President of Mercer Consulting Group,  Inc.
                  and  of  William M.  Mercer Companies,  Inc., subsidiaries  of the
                  Company. He joined Mercer in 1984  upon its acquisition of a  U.K.
                  benefits consulting firm Mr. Coster joined in 1962.


[photo]           LAWRENCE  J. LASSER                            DIRECTOR SINCE 1987

                  Mr. Lasser, age 52,  is President and  Chief Executive Officer  of
                  Putnam  Investments, Inc., a subsidiary  of the Company. He joined
                  Putnam in 1969.  Mr. Lasser  is a  trustee of  the various  mutual funds  managed by Putnam Investment Management, Inc., a subsidiary of the Company. He  is a director  of INROADS/Central New  England
                  Inc. and a member of the Boards of Overseers of the Museum of Fine
                  Arts and of The Isabella Stewart Gardner
                  Museum,  all  in  Boston. He  is  also  a trustee  of  Beth Israel
                  Hospital in  Boston  and of  the  Buckingham, Browne  and  Nichols
                  School in Cambridge, MA.

[photo]           RICHARD  M. MORROW**                           DIRECTOR SINCE 1991

                  Mr.  Morrow,  age  69,  served   as  Chairman  of  the  Board   of
                  Westinghouse  Electric Corporation during part of 1993. He retired as Chairman and  Chief Executive Officer  of Amoco Corporation  in
                  1991.  Mr. Morrow is  a director of  First Chicago Corporation and its subsidiary, The First  National Bank of  Chicago, and of  R.R.
                  Donnelley  &  Sons Company,  Potlatch Corporation,  Seagull Energy
                  Corporation  and   Westinghouse   Electric  Corporation.   He   is
                  also    a   trustee    of   the   University    of   Chicago   and
                  Rush-Presbyterian-St. Lukes Medical Center.

[photo]           JOHN T. SINNOTT                               DIRECTOR SINCE  1992

                  Mr.  Sinnott, age 55, became President and Chief Executive Officer of Marsh & McLennan, Incorporated, a subsidiary of the Company, in
                  1995, having previously served as President from 1990 and Co-Chief
                  Executive from 1992. He joined Marsh & McLennan in 1963.


[photo]           FRANK J. TASCO*                               DIRECTOR SINCE  1979

                  Mr.  Tasco, age 67, retired  in 1992 as Chairman  of the Board and
                  Chief Executive Officer  of the  Company, a position  he had  held since  1986. From  December 1993  to December  1994, he  served as
                  Chairman of Borden, Inc. Mr. Tasco is a director of The  Travelers
                  Corporation, New York Telephone Company, and New England Telephone
                  and  Telegraph  Company.  He  is also  Chairman  of  Phoenix House
                  Foundation.

[photo]           R.J. VENTRES***                               DIRECTOR SINCE  1988

                  Mr.  Ventres, age  70, is a  director of Banc  One Corporation and
                  Schering-Plough Corp., and a trustee  of St. Clare's Hospital  and
                  Health  Center in New York City. He retired as Chairman of Borden,
                  Inc. in 1992, as Chief Executive Officer of Borden in 1991 and  as
                  Chairman of its Executive Committee in 1993.


  * Member of the Executive Committee, of which Mr. Smith is Chairman.
 ** Member of the Audit Committee, of which Mr. Hickok is Chairman.
*** Member of the Compensation Committee, of which Mr. Heckert is Chairman.

    The Executive Committee has all the powers of the Board of Directors, when it is not in session, in the management of the business and affairs of the Company, except as otherwise provided in the Company's by-laws or in resolutions of the Board of Directors and under applicable law. The Executive Committee held one meeting during 1994.

    The Audit Committee submits recommendations to the Board of Directors with respect to the selection of the Company's independent public accountants and on any other matters it deems appropriate. It reviews the annual financial statements of the Company with the Company's independent public accountants, the practices and procedures adopted by the Company in the preparation of such statements, and the independent public accountants' annual scope of audit. The Audit Committee is required to meet at least annually with such accountants and at any time when considered appropriate by the Audit Committee or such accountants. The Audit Committee held five meetings during 1994.

    The Compensation Committee determines the compensation of the Company's Chief Executive Officer, approves the compensation of other senior executives of the Company and approves the retention by the Company's management of consultants on matters relating to the compensation of the Chief Executive Officer and senior executives of the Company. In addition, the Compensation Committee oversees general compensation policies and practices and administers the Company's stock-based award plans. No member of the Compensation Committee may be an employee of the Company or be eligible to receive grants under any plan that the Compensation Committee administers. The Compensation Committee held four meetings during 1994.

    The Board of Directors conducted five meetings during 1994. The average attendance by directors at the meetings of the Board of Directors and committees thereof was 97% and all directors attended more than 75% of the meetings of the Board of Directors and committees on which they served.

DIRECTORS' COMPENSATION

    As compensation for their services, Messrs. Bernard, Groves, Heckert, Hickok, Morrow, Putnam, Tasco and Ventres, and Mrs. Simmons, each receive a retainer of $35,000 per year. These directors also receive a fee of $1,000, and reimbursement of related expenses, each time they attend or participate in a meeting of the Board of Directors or a committee thereof. The chairman of each committee (other than Mr. Smith as Chairman of the Executive Committee) receives an additional retainer of $5,000 per year; other members of committees receive an additional retainer of $2,000 per year.

    Directors receiving compensation may enter into agreements with the Company deferring payment to specified dates. Moreover, upon retirement from the Board, these directors typically become advisory directors, available for consultation with management, and receive, until age 80, an annual amount equal to their Board retainer at the time of retirement. The remaining directors receive no specific compensation for their services as directors or members of any committee.

    The Board of Directors has placed a proposal on the agenda to approve the Directors Stock Compensation Plan, which is more fully described herein under the title "Proposal to Approve Directors Stock Compensation Plan." The annual retainer paid to the directors named above will be increased from $35,000 to $40,000 per year effective following the Annual Meeting.

    Upon his retirement from the Company on September 1, 1992, the Company engaged Mr. Tasco as a consultant for specific business-related matters. He received $185,618 for such services in 1994.

EMPLOYMENT AGREEMENT

    Marsh & McLennan Risk Capital Corp. ("MMRCC"), a wholly-owned subsidiary of the Company, has an employment agreement with Mr. Robert Clements, its Chairman and Chief Executive Officer. Under the agreement, the term of which expires on September 30, 1997, Mr. Clements is entitled to a base salary of $800,000 per year; a stipend of $450,000 per year as a consultant to the Company with respect to insurance-related matters and such matters as may be assigned to him by the Chief Executive Officer of the Company; minimum bonuses of $800,000 per year for the years 1994 through 1996 and $600,000 for 1997; and continued participation in the Company's various retirement and welfare plans. In addition, Mr. Clements will be entitled to certain performance payments based on the extent to which the annual rate of return on The Trident Partnership, L.P., a Cayman Islands limited partnership ("Trident") exceeds 15%. Such payments will be based upon specified percentages of MMRCC's capital raising fee and, if the annual rate of return exceeds 20%, specified percentages of amounts received by the Company from Trident.

    The agreement also provides for Mr. Clements to provide consulting services for the period October 1997 through September 30, 1999, with potential annual extensions thereafter, for which he will be compensated at the rate of $300,000 per year. The Company has guaranteed MMRCC's obligations under the agreement.

    If Mr. Clements' employment or consultancy is terminated by MMRCC (other than for cause or disability) or if Mr. Clements terminates his employment or consultancy for "Good Reason", Mr. Clements will be entitled to receive his base salary and stipend for the remainder of the employment period, as well as annual bonuses for the remainder of such period (at the rate of $1,000,000 per year or $750,000 for the nine-month period ending September 30, 1997). In addition, he will be entitled to his post-employment consulting fee through September 30, 1999 (or, if the consultancy has been extended beyond that date, through the September 30 next following the date of termination) and receipt of the performance payments on the basis described above. "Good Reason" is defined to include a reduction in compensation; the failure to continue Mr. Clements in his positions of Chairman and Chief Executive Officer of MMRCC during the employment period; a change in duties materially inconsistent with the status of those positions; and a change in control of the Company (as described in footnote 3 to the "Summary Compensation Table" herein) or of MMRCC (defined to mean that the Company no longer owns at least 50% of MMRCC).

                               SECURITY OWNERSHIP

    The following table reflects as of February 28, 1995 (except with respect to interests in the Company's Stock Investment Plan, which are as of December 31,
1994) the number of shares of common stock which each director and each named executive officer has reported as owning beneficially, and which all directors and executive officers of the Company have reported as owning beneficially as a group.

                                                          AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)
                                                        -------------------------------------------------
                                                                      OTHER
                                                           SOLE     THAN SOLE    SUBJECT TO
                                                        VOTING AND  VOTING AND   EXERCISABLE
                                                        INVESTMENT  INVESTMENT      STOCK
NAME                                                      POWER      POWER(2)      OPTIONS       TOTAL
------------------------------------------------------  ----------  ----------  -------------  ----------
Lewis W. Bernard......................................       1,000      --           --             1,000
Richard H. Blum.......................................      --          88,861        75,000      163,861
Frank J. Borelli......................................      16,501      32,335        66,000      114,836
Robert Clements.......................................       8,681      48,830       130,000      187,511
Peter Coster..........................................       5,797      27,730        68,000      101,527
Ray J. Groves.........................................      --             500       --               500
Richard E. Heckert....................................         500      --           --               500
Richard S. Hickok.....................................      --           1,000       --             1,000
David D. Holbrook.....................................      17,440      32,359        52,500      102,299
Robert M.G. Husson(3).................................      --             200       --               200
Lawrence J. Lasser....................................         558      42,700        70,000      113,258
Richard M. Morrow.....................................       1,000         500       --             1,500
George Putnam.........................................     151,849      23,000       --           174,849
Adele Smith Simmons...................................      72,500      48,685       --           121,185
John T. Sinnott.......................................      10,142      37,982        55,500      103,624
A.J.C. Smith..........................................      98,652      73,320       180,375      352,347
Frank J. Tasco........................................      89,675      30,136       180,000      299,811
R.J. Ventres..........................................       5,000      --           --             5,000
Philip L. Wroughton...................................      12,702      23,112        70,000      105,814
All directors and executive officers
  as a group, including
  the above (21 individuals)..........................     509,958     539,742       996,375    2,046,075

---------
(1) As of February 28, 1995, no director or named executive officer beneficially owned more than 1% of the outstanding common stock, and all directors and executive officers as a group beneficially owned approximately 2.76% of the outstanding common stock.
(2) Reflects the number of shares of common stock (i) that are held in the form of shares of restricted stock and restricted stock units that may in the future vest to such individuals, (ii) that are held indirectly for the benefit of such individuals or directly or indirectly for certain  members of such individuals'  families, with respect to which shares beneficial ownership may be, in certain cases, disclaimed  and  (iii) that  represent  such individuals'  interests  as of
     December 31, 1994 in the Company's  Stock Investment Plan but not any  such interests which may have accrued since that date.
(3)  Excludes   40,000  shares  owned  by  the   estate  of  Mr.  Husson's  late
     father-in-law. Mr. Husson's wife is one of the beneficiaries of the estate, and Mr. Husson,  who disclaims  beneficial ownership  of the  shares, is  a co-executor.

    The   following  table  reflects  the  number  of  shares  of  common  stock beneficially owned by persons known to the Company to own more than 5% of the outstanding shares:

                                                                           AMOUNT AND
                                                                            NATURE OF      PERCENT OF COMMON
                                                                           BENEFICIAL    STOCK OUTSTANDING AT
                            NAME AND ADDRESS                                OWNERSHIP      DECEMBER 31, 1994
-------------------------------------------------------------------------  -----------  -----------------------
Marsh & McLennan Companies Stock Investment Plan(1) .....................   4,800,973              6.56%
  1166 Avenue of the Americas
  New York, New York 10036
Invesco PLC(2)...........................................................   4,202,235              5.74%

---------
(1) Under the provisions of the Stock Investment Plan, voting rights are passed through to the employees in proportion to their interests. Unvoted shares will be voted by the trustee in proportion to the shares voted. Shares held in the Plan are registered in the name of the Plan's trustee and not in the names of the individual participants. Of the 4,800,973 shares held in the Plan at December 31, 1994, 37,150 or 0.8% were held for directors and executive officers of the Company and are included in the security ownership table above.
(2) Based upon a Schedule 13G filed by Invesco PLC, dated February 10, 1995, on behalf of itself and affiliated entities.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE
    The following table sets forth cash and other compensation paid or accrued for services rendered in 1994, 1993 and 1992 to the Chief Executive Officer and each of the five most highly compensated executive officers of the Company (other than the Chief Executive Officer) whose cash compensation exceeded $100,000.

                                     ANNUAL COMPENSATION
                         --------------------------------------------  LONG TERM COMPENSATION
                                                                       ----------------------
                                                             OTHER     RESTRICTED
                                                            ANNUAL       STOCK    SECURITIES    ALL OTHER
       NAME AND                      SALARY      BONUS    COMPENSATION  AWARDS    UNDERLYING   COMPENSATION
  PRINCIPAL POSITION       YEAR        ($)      ($)(1)      ($)(2)      ($)(3)    OPTIONS (#)    ($)(4)
-----------------------  ---------  ---------  ---------  -----------  ---------  -----------  -----------
A. J. C. Smith                1994  1,050,000    775,000     276,406   1,149,659      --           42,000
  Chairman and Chief          1993  1,000,000    675,000      82,911     449,400     100,000       40,000
  Executive Officer           1992    893,750  1,160,000     154,542     814,320      30,000        9,177
  Marsh & McLennan
    Companies, Inc.
Lawrence J. Lasser            1994    820,000  10,500,000*     --        368,438      --          123,000
  President                   1993    770,000  3,200,000      --         346,413      50,000    3,115,500
  Putnam Investments,         1992    725,000  1,650,000      --         325,050      --          108,750
    Inc.
Peter Coster                  1994    595,000    280,000     149,822     375,244      --           23,800
  President                   1993    575,000    210,000      80,346     262,150      40,000       22,999
  Mercer Consulting           1992    540,000    550,000      --         336,166      --            9,155
    Group, Inc.
Richard H. Blum               1994    575,000    275,000      19,819     530,460      --           23,000
  Chairman                    1993    540,000    250,000      --         243,425      30,000       21,599
  Guy Carpenter &             1992    540,000    330,000      61,624     336,166      --            9,155
    Company, Inc.
David D. Holbrook             1994    525,000    315,000     146,093     237,438      --           21,000
  Co-President                1993    515,000    225,000      57,903     234,063      35,000       20,600
  Marsh & McLennan,           1992    430,000    200,000      49,026     192,075      15,000        9,389
    Incorporated
John T. Sinnott               1994    525,000    315,000     138,501     237,438      --           21,000
  Co-President                1993    515,000    225,000      51,994     234,063      35,000       20,600
  Marsh & McLennan,           1992    430,000    200,000      45,537     192,075      15,000        9,389
    Incorporated

---------
* 1994 bonuses for the named executive officers were awarded under the stockholder approved Senior Management Incentive Compensation Plan. Of Mr. Lasser's bonus, two-thirds is a non-recurring amount reflecting (1) his role in the continued exceptional financial results of Putnam Investments, Inc. and its contribution to Company stockholder value, (2) Putnam's market share growth and profitability relative to publicly-owned investment management companies and (3) the compensation of chief executives of Putnam's competitors.

(1) As more fully explained in the 1993 proxy statement, a portion of the 1992 bonuses included an additional cash amount, which in other years has been paid in the form of long term compensation and which appears under the heading "Restricted Stock Awards." This accounted for $580,000 of Mr.
     Smith's  1992 bonus, $275,000  of Mr. Coster's 1992  bonus, and $110,000 of
     Mr. Blum's 1992 bonus. The Compensation Committee changed the form of these payments in 1992 because of anticipated changes in the federal tax laws for 1993 that were expected to be unfavorable to the Company and its executives. The 1993 and 1994 bonuses do not include these additional cash awards. In 1994, the Compensation Committee returned to the practice of awarding long term compensation in the form of restricted stock units to each of these individuals.

(2) Represents the amount of payments in applicable years to the affected individuals to cover tax liabilities arising from the funding of annuities under the Benefit Equalization Plan, which is part of the U.S. Retirement
     Program.

(3)  At December 31, 1994, each individual in the Summary Compensation Table had outstanding  restricted stock units with an aggregate value as follows: Mr.
     Smith, 8,350 units worth $661,738; Mr. Coster, 1,300 units worth  $103,025;
     and  Mr. Blum 4,846 units worth $384,046. Holders of restricted stock units receive dividend equivalents that are equal  in value to dividends paid  on the  outstanding  shares of  common  stock and  such  units are  subject to vesting over a period of  up to three years. Vesting  of such units may  be accelerated  upon a change  of control. "Change in  Control" of the Company means generally any  "person" owning  securities with  50% or  more of  the voting  power  of  the  Company; within  a  two-year  period  (with certain exceptions) a change in directors constituting  a majority of the Board  of
     Directors;   or  mergers  resulting  in   the  Company's  stockholders  not
     constituting  50%  or  more  in  voting  power  of  the  surviving  entity.
     At December 31, 1994, each individual in the Summary Compensation Table had outstanding  shares of restricted stock with an aggregate value as follows:
     Mr. Smith, 55,100 shares worth $4,366,675; Mr. Lasser, 42,700 shares  worth
     $3,383,975;  Mr. Coster, 22,560  shares worth $1,787,880;  Mr. Blum, 32,970 shares worth $2,612,873; Mr. Holbrook, 26,200 shares worth $2,076,350;  and
     Mr.   Sinnott,  26,200  shares  worth  $2,076,350.  Holders  of  shares  of
     restricted  stock  receive  the  same  dividends  as  those  paid  on   the
     outstanding  shares of common stock and  such shares are subject to vesting over a  period  of up  to  eleven years.  Vesting  of such  shares  may  be accelerated upon a change of control.
     Under the Special Severance Pay Plan, holders of restricted stock or awards in  lieu of restricted stock with at least 10 years of service will receive a cash payment upon forfeiture of their award if their employment with  the
     Company  terminates.  The  amount of  such  payment  is based  on  years of service, with the individual receiving up to a maximum of 90% of the  value of  the restricted  shares after  25 years  of service,  and is  subject to execution of a non-solicitation agreement.

(4)  Represents for  1994 (a)  Company matching  contributions under  the  Stock
     Investment Plan for Messrs. Coster, Blum, Holbrook and Sinnott of $6,000 each, and under the Stock Investment Supplemental Plan of $42,000 for Mr.
     Smith,  $17,800  for Mr.  Coster,  $17,000 for  Mr.  Blum, $15,000  for Mr.
     Holbrook, and  $15,000 for  Mr.  Sinnott and  (b) contributions  by  Putnam
     Investments, Inc. of $22,500 to the Putnam Profit Sharing Retirement Plan and $100,500 to the Putnam Executive Deferred Compensation Plan for Mr.
     Lasser. In addition, Mr. Lasser received in 1993 a special payment of $3 million reflecting his contributions to Putnam's performance over several years and not related to the annual incentive compensation program in which he participates.

AGGREGATED STOCK OPTION EXERCISES IN 1994 AND
STOCK OPTION VALUE AT DECEMBER 31, 1994

    The following table sets forth certain information concerning the number and value of specified unexercised options at December 31, 1994 held by the Chief Executive Officer and each of the five most highly compensated executive officers of the Company (other than the Chief Executive Officer). The value of unexercised in-the-money stock options at December 31, 1994 shown below is presented pursuant to SEC rules and is based on the December 31, 1994 closing price of the common stock on the New York Stock Exchange of $79.25 per share. The actual amount, if any, realized upon exercise of stock options will depend upon the market price of the common stock relative to the exercise price per share at the time the stock option is exercised. There is no assurance that the values of unexercised in-the-money stock options reflected in this table will be realized. There were no options granted to, nor options exercised by, any of the individuals listed in the table below in 1994.


                                                           NUMBER OF
                                                     SECURITIES UNDERLYING
                                                          UNEXERCISED             VALUE OF UNEXERCISED
                                                           OPTIONS AT           IN-THE-MONEY OPTIONS AT
                                                       DECEMBER 31, 1994           DECEMBER 31, 1994
                                                   --------------------------  --------------------------
                           SHARES
                          ACQUIRED       VALUE
                         ON EXERCISE   REALIZED    EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
         NAME                (#)          ($)          (#)           (#)           ($)           ($)
-----------------------  -----------  -----------  -----------  -------------  -----------  -------------
A.J.C. Smith...........      --           --          155,375        75,000       602,406        --
Lawrence J. Lasser.....      --           --           57,500        37,500       157,500        --
Peter Coster...........      --           --           58,000        30,000       116,625        --
Richard H. Blum........      --           --           67,500        22,500       702,625        --
David D. Holbrook......      --           --           43,750        26,250        80,625        --
John T. Sinnott........      --           --           46,750        26,250       116,625        --

UNITED STATES RETIREMENT PROGRAM

    The Company maintains a United States retirement program consisting of the Marsh & McLennan Retirement Plan, a non- qualified Benefit Equalization Plan and a non-qualified Supplemental Retirement Plan.

    The following table shows the estimated annual straight-life annuity benefit payable (or in the case of those covered by the Benefit Equalization Plan, the pre-tax equivalents of the after- tax benefits received) under this retirement program to employees with the specified Maximum Average Salary

(average salary over the 60 consecutive months of employment that produces the highest average) and specified years of service upon retirement at age 65, including any adjustment for Social Security benefits:

                                                                              YEARS OF SERVICE
                        MAXIMUM                          ----------------------------------------------------------
                    AVERAGE SALARY                           15          20          25          30          35
-------------------------------------------------------  ----------  ----------  ----------  ----------  ----------
$ 500,000..............................................  $  141,367  $  188,490  $  235,612  $  275,612  $  300,612
$ 550,000..............................................  $  156,367  $  208,490  $  260,612  $  304,612  $  332,112
$ 600,000..............................................  $  171,367  $  228,490  $  285,612  $  333,612  $  363,612
$ 650,000..............................................  $  186,367  $  248,490  $  310,612  $  362,612  $  395,112
$ 700,000..............................................  $  201,367  $  268,490  $  335,612  $  391,612  $  426,612
$ 750,000..............................................  $  216,367  $  288,490  $  360,612  $  420,612  $  458,112
$ 800,000..............................................  $  231,367  $  308,490  $  385,612  $  449,612  $  489,612
$ 850,000..............................................  $  246,367  $  328,490  $  410,612  $  478,612  $  521,112
$ 900,000..............................................  $  261,367  $  348,490  $  435,612  $  507,612  $  552,612
$ 950,000..............................................  $  276,367  $  368,490  $  460,612  $  536,612  $  584,112
$1,000,000.............................................  $  291,367  $  388,490  $  485,612  $  565,612  $  615,612
$1,050,000.............................................  $  306,367  $  408,490  $  510,612  $  594,612  $  647,112
$1,100,000.............................................  $  321,367  $  428,490  $  535,612  $  623,612  $  678,612

    The compensation of participants used to calculate the retirement benefit consists of regular salary as disclosed in the "Salary" column of the Summary Compensation Table and excludes bonuses and other forms of compensation not regularly received. For the six individuals named above, other than Mr. Lasser who participates in the Putnam Profit Sharing and related plans and not in the Company's U.S. retirement program, the 1994 compensation used to calculate the Maximum Average Salary and the number of years of credited service are as follows: Mr. Smith, $1,050,000, 32 years; Mr. Coster, $595,000, 33 years; Mr. Blum, $575,000, 37 years; Mr. Holbrook, $525,000, 35 years; and Mr. Sinnott, $525,000, 32 years.

                         COMPENSATION COMMITTEE REPORT

COMPENSATION PHILOSOPHY, POLICIES AND PLANS FOR EXECUTIVE OFFICERS

    The Company is a professional services firm with businesses having distinct economic characteristics, marketplaces and operating conditions. The leadership position attained over time by the Company's operating subsidiaries in their respective industries--in terms of services rendered, market share, revenue, profitability and rate of growth--has been earned largely through the selection, training and development of top caliber executive, managerial and professional talent. Ongoing investment in the firm's human capital has produced favorable long-term returns to Company stockholders. Therefore, it is critical to the ongoing success of the Company that its executives continue to be among the most highly qualified and talented available in their respective business segments to lead the organization in the creation of stockholder value.

    The Compensation Committee of the Board of Directors, all of whose members are disinterested outside directors, is charged by the Company's by-laws with ensuring that the Company's compensation philosophy and policies, which are intended to attract, retain and motivate a strongly competitive staff, are "in the Corporation's best interests." To that end, the Company's executive compensation program is designed to reinforce business strategies, reflect marketplace practices and dynamics, and provide cost and tax effective forms of remuneration. The Committee reviews the program annually to consider and implement any changes necessary to achieve these ongoing objectives.

    The  Company  has  a pay-for-performance  philosophy,  which  is implemented through compensation policies and plans intended to enhance financial performance in a highly competitive marketplace, which includes competition from privately-held firms offering attractive equity ownership opportunities. In terms of compensation data, the Committee periodically reviews the levels of executive compensation from a number of general survey sources, with a focus on available pay data relating to professional talent in the Company's lines of business. In addition, the Committee periodically evaluates Chief Executive Officer compensation by comparing it to data derived from a selected group of 25-30 major corporations in diversified financial, banking, insurance and industrial business sectors. This selective grouping is broader than the peer grouping in the Comparison of Cumulative Total Shareholder Return in order to obtain a more meaningful representation of competitive compensation practices and levels for senior executive positions.

    The Chief Executive Officer of the Company heads a group of senior management officers, most of whom are executives of the Company's operating subsidiaries. These senior officers participate in a common set of compensation plans and are remunerated in accordance with award guidelines and performance criteria that reflect overall Company and individual operating unit performance. The plans, which include short-term and long-term elements, are intended to be retrospective, reflecting prior individual and organizational performance, as well as prospective, providing motivation and rewards for achieving future success. Such compensation is designed to vary directly with the combined annual and long-term performance of the employee, the operating subsidiary and the Company. Moreover, individual contributions by these executives are assessed in the context of a top management team that views itself as a professional partnership.

SHORT-TERM COMPENSATION (SALARY AND ANNUAL INCENTIVE AWARDS)

    With regard to short-term compensation, salaries are reviewed annually and increases granted by the Committee on a discretionary basis in consideration of current individual and organizational performance, length of service, affordability and the competitive marketplace. Organizational performance refers to the business unit's success in achieving business objectives and addressing conditions affecting long-term growth and profits. For participants in the senior management compensation program, salaries are compared to the top quartile of the relevant marketplace, with aggregate annual cash compensation adjusted to reflect Company performance. Salaries comprised 36% of their total compensation (excluding stock options) in 1994.

    The size of the incentive award pool for senior management cash bonuses is based on profit and reflects the Company's growth in net operating income. However, the Committee may, in its sole discretion, authorize a payout of less than the full bonus pool as it did for 1994. In this regard, a specific target level is not established for the award pool, nor are minimum award levels guaranteed for bonus recipients. With respect to individual award determinations, such assessments by the Committee are largely judgmental, not formulaic, and reflect the executive's role within the organization, relative contribution (compared to the internal peer group) to the firm's earnings growth, and marketplace compensation levels. For 1994, bonus awards at Putnam Investments, Inc. reflected continued exceptional financial performance, while awards to executives in the Company's other business sectors were, on average, eight percentage points above the prior year. In the senior management group, individual bonuses averaged 46% of total compensation (excluding stock options) for 1994.

LONG-TERM COMPENSATION (RESTRICTED STOCK, RESTRICTED STOCK UNIT AND STOCK OPTION AWARDS)

    It is  the Committee's  strong belief  that the  continuing success  of  the
Company is dependent on the effective retention and motivation of its executives. Accordingly, long-term compensation is designed to recognize the individual's past and potential contributions to the organization, and to align the executive's financial interests with those of the Company's stockholders by fostering Company stock ownership. Such equity opportunities for Company executives are made available through stockholder-approved plans that provide for restricted stock, restricted stock unit and stock option grants. Moreover, in order to help promote retention of key talent through stock ownership that is at risk, ownership rights to restricted stock, restricted stock units and stock options are acquired over time.

    Within this framework, the size of each executive's equity grants is determined at the sole discretion of the Committee. Such determinations include consideration of the Company's future profit performance expectations and the individual's organizational role, current performance and potential to contribute to the long-term success of the Company, as well as a review of competitive practices on which award guidelines are based. The Committee also intends to provide for equity awards that approximate the median range of awards, according to data provided by an external consultant. These considerations, and not prior stock-based awards or Company stock ownership targets, determine the size of stock grants to individuals.

    Most members of the senior management group are eligible to receive annual discretionary restricted stock grants on the basis described above. In 1994, such awards for this group accounted for 15% of total compensation (excluding stock options).

    The most senior members of the executive group are also eligible for an annual discretionary grant of restricted stock units, which are deferred stock-based awards. The awards reflect the Company's earnings and growth, with individual grants based on the subjective factors outlined above including each executive's organizational level and performance. Historically, the grant value of individual awards has ranged from approximately 50% to 100% of the executive's cash bonus. Units earned are distributable in shares and generally vest after completion of three years of service from the date of grant. The restricted stock units granted in 1994 made up 3% of total compensation (excluding stock options) for the year.

    Stock options are another element of senior management compensation. Options are generally granted on a three-year cycle. Mid-cycle grants may be awarded to promoted employees, new hires and individuals recognized for major contributions. Grants are made without reference to present holdings of unexercised options or appreciation thereon. The size of an individual grant reflects the factors discussed above including organization level, performance and marketplace practices.

TAX CONSIDERATIONS

    As noted above, the Company's executive compensation program is designed to be cost and tax effective. The Committee's policy is to take actions which it deems to be in the best interest of the Company and its stockholders, recognizing, however, that payment of compensation may not in all instances qualify for tax deductibility because of the restrictions set forth in Section 162(m) of the Internal Revenue Code.

BASIS FOR CEO COMPENSATION

    Both the quantitative and qualitative criteria referenced above are applied in assessing the performance and determining the compensation of the Chairman and Chief Executive Officer of the Company, A.J.C. Smith. The current and long-term financial performance of the Company--information which is available to all Company stockholders--are major factors in the judgmental compensation determinations made by the Committee relative to Mr. Smith. Consideration is also given to his leadership and the impact of his decision-making on the long-term health and performance of the Company. Critical aspects considered in this performance evaluation include: (1) mastery of the market and economic dynamics of each operating subsidiary, thus enabling the Chief Executive Officer to evaluate effectively and approve business strategies intended to exploit business opportunities;

(2) the selection, assignment and motivation of executives at the Company and operating subsidiary levels; and (3) providing perspective and counsel to business heads to foster initiatives that enhance the position of the Company and the value of its services on a global basis.

    On January 1, 1994, Mr. Smith's annual base salary was increased by $50,000, or 5.0%, from its previous level of $1,000,000, as part of the Company's annual merit increases. With regard to cash bonus, Mr. Smith participates in the same Company annual incentive plan as other senior management officers. His 1994 award under the plan was $775,000, an increase of $100,000, or 14.8%, from the prior year. This was reflective of the Company's growth in net operating income. Based on the previously referenced review of chief executive officer compensation for 1993 (latest data available), Mr. Smith's 1994 cash compensation was positioned at about the 35th percentile of the 1993 survey market.

    In connection with long-term compensation, Mr. Smith was granted 5,800 shares of restricted stock in 1994 under terms previously described and valued at 45% of his base salary at grant. This is the same percentage level he was awarded in 1993. In addition, Mr. Smith was granted 8,350 restricted stock units with a value approximating his 1993 cash bonus award. The combined value of his restricted stock and restricted stock units grants was $1,149,659. Based on the chief executive officer compensation data, Mr. Smith's 1994 long-term compensation (excluding stock options) was at about the 60th percentile of the 1993 survey market. Mr. Smith was not granted any stock options during 1994.

    Total compensation for Mr. Smith, which includes all elements of pay from the Summary Compensation Table except stock options grants, was $3,293,065 in 1994. Based on the data from the comparison group, such compensation for Mr. Smith was at about the 60th percentile of the 1993 survey market.

Lewis W. Bernard                 Richard E. Heckert                R. J. Ventres

               COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN

    The following graph compares the Company's cumulative total stockholder return on its common stock (assuming reinvestment of dividends) with the cumulative total return on the published Standard & Poor's 500 Stock Index and the cumulative total return on a Company-constructed composite industry index, consisting of Alexander & Alexander Services Inc., Aon Corporation, Arthur J. Gallagher & Co., Sedgwick Group PLC and Willis Corroon Group PLC, over the five-year period from December 31, 1989 through December 31, 1994.

                          1989  1990  1991  1992  1993  1994
                          ----  ----  ----  ----  ----  ----
The Company               $100  $104  $112  $129  $119  $120
S&P 500                   $100  $ 97  $126  $136  $150  $152
Composite Industry Index  $100  $ 94  $ 97  $100  $109  $101

Assumes $100 invested on December 31, 1989 with dividends reinvested.

           PROPOSAL TO APPROVE THE DIRECTORS STOCK COMPENSATION PLAN

    The Board of Directors of the Company has placed a proposal to approve the Marsh & McLennan Companies Directors Stock Compensation Plan (the "Plan") on the agenda for the Annual Meeting. The Plan was adopted by the Company's Board of Directors at its meeting on March 16, 1995. As described earlier in this Proxy Statement, the Board of Directors also approved the increase of the annual retainer (the "Basic Fee") paid to those Directors (hereinafter called "Outside Directors") who receive a fee for their services as directors from $35,000 to $40,000.

    The affirmative vote of a majority of the Company's shares of common stock present or represented and entitled to vote at the Annual Meeting is required to approve this proposal. Unless otherwise directed in the proxy, the persons named in the proxy will vote for the proposal to approve the Plan, which is described in greater detail below.

    The purpose of the Plan is to provide an incentive to Outside Directors to remain in the service of the Company and to encourage the Outside Directors to acquire additional stock ownership in the Company.

    Under the Plan, a maximum of 250,000 shares of the Company's common stock may be distributed to Outside Directors. Only Outside Directors are eligible to participate in the Plan. The Plan will be administered by the Compensation Committee of the Board of Directors.

    If the Plan is approved by stockholders, each Outside Director will automatically receive on each June 1st (beginning on June 1, 1995) a number of shares of common stock of the Company with a "fair market value" (as defined in the Plan) on such date equal to one quarter ( 1/4) of his or her Basic Fee in effect on such date. Such shares will be received in lieu of the equivalent cash portion of such Basic Fee. In addition, each Outside Director may elect, upon six months advance notice, that up to 100% of the remaining aggregate compensation (including amounts payable with respect to service on a committee or for attendance) payable to such director be paid in shares of common stock. Shares issuable to an Outside Director pursuant to such election shall be transferred to such director on February 28th, May 31st, August 31st and November 30th of each year. The number of shares so transferred on each such date shall be determined by dividing (x) the product of (1) the percentage specified by the Outside Director and (2) the Outside Director's compensation payable in the quarter ending on the 15th day of each such month, by (y) the fair market value of a share of common stock of the Company on the 15th day of each such month. All shares transferred under the Plan, including fractional shares, shall be held in a book entry account with the Company's transfer agent and registrar; provided, however, that an Outside Director may in the alternative elect to receive a stock certificate representing the number of whole shares acquired plus cash in lieu of fractional shares. "Fair market value" under the Plan shall mean, on any given date, the average of the high and low prices of the common stock on the New York Stock Exchange on the last trading day preceding such date.

    Under the Plan, Outside Directors may also elect to defer receipt of the shares until the year immediately following either (i) the year in which the Outside Director ceases to be a director, or (ii) the earlier of the year in which the Outside Director ceases to be a director or a date designated by the Outside Director. Distribution of shares deferred under the Plan may be made in a lump sum or in substantially equal annual installments (not to exceed 10) at the election of the Outside Director. Shares that are deferred under the Plan shall be credited with an amount equal to the dividends which would have been paid on an equal number of outstanding shares of common stock. The amount so credited shall then be converted into an additional number of deferred shares and thereafter treated in the same manner as any other deferred shares under the Plan.

    The Plan provides that in the event of a change in control of the Company all shares that have been deferred under the Plan shall be paid immediately in cash. For the purposes of the Plan, a "change in control" shall be deemed to have occurred if (i) any "person" (as defined in the Plan), other than the Company, a trustee or other fiduciary holding securities under an employee benefit plan of the Company or certain affiliates of the Company, is or becomes the beneficial owner, directly or indirectly, of fifty percent (50%) or more of the combined voting power of the Company's then outstanding voting securities;
(ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; (iii) the stockholders approve a merger or consolidation of the Company with any other corporation, other than certain designated transactions; or (iv) the stockholders approve a complete plan of liquidation of the Company or an agreement for the sale of all or substantially all of the assets of the Company.

    The Board of Directors may at any time alter, amend, suspend or terminate the Plan without the consent of stockholders; provided that no amendment which requires stockholder approval in order for certain exemptions to be available under the rules of the Securities and Exchange Commission shall be effective unless the same is approved by stockholders. The Plan shall become effective on June 1, 1995 if approved at the Annual Meeting.

    If the Plan is approved by stockholders, each Outside Director will receive shares equal to one-quarter of the Basic Fee of $40,000 in effect on June 1, 1995. Assuming a fair market value of $80 a share, each such Director would receive 125 shares of Company common stock. The outstanding deferral accounts of the six directors who have deferred fees under the Company's existing deferral arrangement will be automatically rolled into and be governed by the terms of the Plan. Based on a February 15, 1995 valuation date, such directors had an aggregate of 12,252.30 phantom shares (which will become deferred shares under the Plan) worth $992,436.30.

           TRANSACTIONS WITH MANAGEMENT AND OTHERS; OTHER INFORMATION

    During 1994, subsidiaries of the Company employed in the ordinary course of business individuals related to executive officers and directors of the Company. In addition, corporations and other entities with which directors are or were associated had insurance or other transactions with the Company and certain of its subsidiaries and affiliates in the ordinary course of business, all of which transactions were on substantially the same terms as those prevailing at the time for comparable transactions with others. None of such insurance or other transactions involved during 1994, or is expected to involve in 1995, payments to the Company and its subsidiaries and affiliates for property or services in excess of 5% of the Company's consolidated gross revenue during 1994.

    Mr. Husson has a consulting agreement with Marsh & McLennan, Incorporated, a subsidiary of the Company, which provides for Mr. Husson to act as a consultant to and managing director of Marsh & McLennan, Incorporated for compensation in addition to that as Chairman of Faugere & Jutheau S.A., a subsidiary of the Company, of at least $100,000 per year. In 1994, Mr. Husson resigned as a managing director of Marsh & McLennan, Incorporated. The agreement also provides Mr. Husson with certain indemnity payments if he is dismissed prior to age 62. The Company also has an equity interest in, and correspondent relationship with, certain insurance broking firms in Africa in which the Husson family has an equity interest, and Faugere & Jutheau maintains an exclusive correspondent relationship with an insurance broker in Monaco controlled by the Husson family.

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of common stock, to file with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock of the Company. Such persons are also required by SEC regulation to furnish the Company with copies of all
Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during 1994 all Section 16(a) filing requirements applicable to such individuals were complied with except for a report covering one exempt transaction filed late by Mr. Wroughton.

                          RATIFICATION OF SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors, upon the recommendation of the Audit Committee, has selected the firm of Deloitte & Touche LLP, independent public accountants, to audit the financial statements of the

Company for the fiscal year ending December 31, 1995. Deloitte & Touche LLP acted as the Company's independent public accountants for the fiscal year ended December 31, 1994. Representatives of Deloitte & Touche LLP will attend the Annual Meeting, will have an opportunity to make a statement if desiring to do so and will be available to answer any pertinent questions.

                            SOLICITATION OF PROXIES

    The Board of Directors of the Company hereby solicits proxies for use at the 1995 Annual Meeting and at any adjournment thereof. Stockholders who execute a proxy may still attend the Annual Meeting and vote in person. A proxy may be revoked at any time before it is voted by giving to the Secretary of the Company, at the Company's principal executive offices indicated above, written notice bearing a later date than the proxy, by submission of a later dated proxy or by voting in person at the Annual Meeting. Executors, administrators, trustees, guardians, attorneys and other representatives should indicate the capacity in which they are signing and corporations should sign by an authorized officer whose title should be indicated. Mere attendance at the Annual Meeting will not revoke a proxy which was previously submitted to the Company.

    The cost of this proxy solicitation is borne directly by the Company. Georgeson & Company Inc. has been retained to assist in the proxy solicitation at a fee of approximately $10,000, plus expenses. In addition to solicitation of proxies by mail, proxies may be solicited personally, by telephone and by facsimile by the Company's directors, officers and other employees. Such persons will receive no additional compensation for such services. The Company will also request brokers and other nominees to forward soliciting material to the beneficial owners of shares which are held of record by them, and will pay the necessary expenses.

                        STOCKHOLDER AND OTHER PROPOSALS

    Stockholders who wish to present a proposal at the 1996 Annual Meeting of Stockholders of the Company must submit such proposal in writing to the Company in care of the Secretary of the Company on or before December 1, 1995 to be considered for inclusion in the proxy materials for that meeting. In addition, the By-laws of the Company contain requirements relating to the timing and content of the notice which stockholders must provide to the Secretary for any nomination or matter to be properly presented at a stockholders meeting.

By order of the Board of Directors,
[sig]
Gregory Van Gundy
Secretary

Marsh & McLennan Companies, Inc.
1166 Avenue of the Americas
New York, New York 10036-2774

                                                                    ATTACHMENT 1

                        MARSH & MCLENNAN COMPANIES, INC.
                       DIRECTORS STOCK COMPENSATION PLAN

    1.  PURPOSE.

    The Marsh & McLennan Companies, Inc. Directors Stock Compensation Plan (the "Plan") is intended to provide an incentive to members of the board of directors of Marsh & McLennan Companies, Inc., a Delaware corporation (the "Company"), who receive fees for their services, to remain in the service of the Company and to encourage such Directors to acquire additional stock ownership interests in the Company.

    2.  DEFINITIONS.

        (a)  "Accounting Date" means June 1st of each Plan Year.

        (b) "Basic Fee" means the annual retainer payable to a Director during each Plan Year (at the annual rate in effect on the Accounting Date of such Plan Year) for such Director's services on the Board (exclusive of any amounts payable with respect to service on a committee of the Board or other committee of Directors or for attendance at Board or committee meetings).

        (c)  "Board" means the Board of Directors of the Company.

        (d)  "Committee" means the Compensation Committee of the Board.

        (e) "Common Stock" means the common stock, par value $1.00 per share, of the Company.

        (f) "Compensation" means the aggregate amount payable to a Director for such Director's services on the Board (including any amounts payable with respect to service on a committee of the Board or other committee of Directors or for attendance at Board or committee meetings, but excluding the portion of the Basic Fee with respect to which shares of Common Stock are issuable pursuant to Section 5(a) hereof).

        (g) "Director" means a member of the Board who receives fees for his or her services.

        (h)  "Effective Date" means June 1, 1995.

        (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (j) "Fair Market Value" on any given date means, except as otherwise provided in Section 5(f) hereof, the average of the high and low prices of the Common Stock on the New York Stock Exchange on the last trading day preceding such date.

        (k) "Plan Year" means the twelve-month period commencing June 1st and ending on the following May 31st.

    3.  ADMINISTRATION OF THE PLAN.

    The Plan shall be administered by the Committee. The Committee shall adopt such rules as it may deem appropriate in order to carry out the purpose of the Plan. All questions of interpretation, administration, and application of the Plan shall be determined by a majority of the members of the Committee, except that the Committee may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents on behalf of the Committee. The determination of such majority shall be final and binding in all matters relating to the Plan. No member of the Committee shall be liable for any act done or omitted to be done by such member or by any other member of the Committee in connection with the Plan, except for such member's own willful misconduct or as expressly provided by statute.

    4.  COMMON STOCK RESERVED FOR THE PLAN.

    The number of shares of Common Stock authorized for issuance under the Plan is 250,000, including Deferred Shares (as defined in Section 5(c) hereof), whether distributed as such or paid in cash, subject to adjustment pursuant to
Section 6 hereof. Shares of Common Stock delivered hereunder may be either authorized but unissued shares or previously issued shares reacquired and held by the Company.

    5.  TERMS AND CONDITIONS OF GRANTS.

        (a) MANDATORY PORTION. On each Accounting Date commencing with the Effective Date, each Director shall automatically receive a number of shares of Common Stock with a Fair Market Value on such Accounting Date equal to one-quarter (1/4) of his or her Basic Fee payable during the Plan Year which commences on such Accounting Date. Such shares of Common Stock (including fractional shares) shall be received in lieu of the payment of cash in respect of one-quarter (1/4) of such Basic Fee and shall be transferred on such Accounting Date in accordance with Section 5(e) hereof, except to the extent that a Deferral Election (as defined in Section 5(c) hereof) shall be in effect with respect to such shares or to the extent that Section 5(f) hereof applies.

        (b) ELECTIVE PORTION. Each Director may elect that a specified percentage (in increments of 10%) of his or her future Compensation be paid in shares of Common Stock. Such shares of Common Stock (including fractional shares) shall be received in lieu of the payment of cash in respect of the specified percentage of future Compensation payable for services rendered in the quarters ended August 15th, November 15th, February 15th and May 15th, as the case may be. Such shares of Common Stock shall be transferred in accordance with Section 5(e) hereof, except to the extent that a Deferral Election (as defined in Section 5(c) hereof) shall be in effect with respect to such shares or to the extent that Section 5(f) hereof applies. An election hereunder shall be in the form of a document executed and filed with the Secretary of the Company and shall remain in effect until the effectiveness of any modification or revocation.

        (c) DEFERRAL ELECTION. With respect to (1) the portion of the Basic Fee payable in Common Stock under Section 5(a) and (2) the specified percentage of Compensation payable in Common Stock under Section 5(b) hereof, each Director may elect to defer the receipt (a "Deferral Election") of all or any portion of the shares of Common Stock otherwise transferable pursuant to Section 5(e). In such event, there shall be credited to an account maintained on behalf of such Director, as of the date on which shares would otherwise be transferred hereunder, a number of Shares ("Deferred Shares") equal to the number of shares otherwise transferable. A Deferral Election or revocation hereunder shall be in the form of a document executed by the Director and filed with the Secretary of the Company prior to the time that the Basic Fee or other Compensation to which such election relates has been earned. Any such election may be modified or revoked at any time with respect to the Basic Fee or other Compensation not yet earned, but will remain in effect until modified or revoked.

    Effective as of the Effective Date, all units representing phantom stock which have been credited to an account maintained by the Company for the benefit of a Director, pursuant to a deferral agreement or arrangement with such Director, shall be converted into an equal number of Deferred Shares pursuant to this Plan and shall thereafter be treated in accordance with the terms hereof.

    The Director shall elect (a) that Deferred Shares be distributed (in whole shares of Common Stock and cash in lieu of any fractional shares) in a lump sum or in substantially equal annual installments (not exceeding 10), and (b) that the lump sum or first installment be distributed on the tenth day of the calendar year immediately following either (i) the year in which the Director ceases to be a Director of the Company or (ii) the earlier of the year in which the Director ceases to be a Director of the Company or a date designated by the Director; provided, however, that any such election shall be subject to Section 5(f) hereof. Installments subsequent to the first installment shall be distributed on the tenth day of each succeeding calendar year until all of the Director's Deferred Shares shall have been distributed. Notwithstanding anything else this Plan, the Committee may, in its sole discretion, accelerate the distribution of Deferred Shares in cases of extreme emergency or hardship.

    In the event the Director should  die before all of the Director's  Deferred
Shares have been distributed, the balance of the Deferred Shares shall be distributed in a lump sum to the beneficiary or beneficiaries designated in writing by the Director, or if no designation has been made, to the estate of the Director.

        (d)  DIVIDEND EQUIVALENTS.   Deferred Shares shall  be credited with  an
    amount equal to the dividends which would have been paid on an equal number of outstanding shares of Common

    Stock ("Dividend Equivalents"). Dividend Equivalents shall be credited (i) as of the payment date of such dividends, and (ii) only with respect to Deferred Shares credited to such Director prior to the record date of the dividend. Deferred Shares held pending distribution shall continue to be credited with Dividend Equivalents.

    Dividend Equivalents so credited shall be converted into an additional number of Deferred Shares as of the payment date of the dividend (based on the Fair Market Value on such payment date). Such Deferred Shares shall thereafter be treated in the same manner as any other Deferred Shares under the Plan.

        (e) TRANSFER OF SHARES. Shares of Common Stock issuable to a Director under Section 5(a) hereof shall be transferred to such Director as of each Accounting Date. The total number of shares of Common Stock to be so transferred shall be determined by dividing (a) one-quarter (1/4) of such Director's Basic Fee payable during the Plan Year commencing on such Accounting Date by (b) the Fair Market Value of a share of Common Stock on such Accounting Date. Shares of Common Stock issuable to a Director under
    Section 5(b) hereof shall be transferred to such Director on August 31st, November 30th, February 28th and May 31st of each Plan Year. The total number of shares of Common Stock to be so transferred on each such date shall be determined by dividing (x) the product of (1) the percentage specified by the Director pursuant to Section 5(b) hereof and (2) the Director's Compensation payable for services rendered in the quarter ending on August 15th, November 15th, February 15th or May 15th of such Plan Year, as the case may be, by (y) the Fair Market Value of a share of Common Stock on such date. Notwithstanding the two preceding sentences, no election under
    Section 5(b) (and no modification or revocation thereof) shall be executed prior to six months from the date such election (or modification or revocation) is properly filed pursuant to Section 5(b) hereof (i.e., the Fair Market Value of the shares of Common Stock issuable pursuant to an election or modification shall be determined on the August 15th, November 15th, February 15th or May 15th next following the expiration of six months from the date such election or modification is filed, and such shares shall be transferred on the August 31st, November 30th, February 28th, or May 31st next following the date used for determining Fair Market Value). The registrar for the Company will make an entry on its books and records evidencing that such shares (including any fractional shares) have been duly issued as of such dates; provided, however, that a Director may in the alternative elect in writing prior thereto to receive a stock certificate representing the number of whole such shares acquired plus cash in lieu of any fractional shares.

        (f) CHANGE IN CONTROL. Upon a Change in Control, all Deferred Shares, to the extent credited prior to the Change in Control, shall be paid immediately in cash. For purposes of this Section 5(f), with respect to determining the cash equivalent value of a Deferred Share, the Fair Market Value of such a Deferred Share shall be deemed to equal the greater of (i) the highest Fair Market Value per share at any time during the 60-day period preceding a Change in Control and

    (ii) the price of a share of Common Stock which is paid or offered to be paid, by any person or entity, in connection with any transaction which constitutes a Change in Control pursuant to this Section 5(f).

    For purposes of the Plan, a "Change in Control" shall have occurred if:

        (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding voting securities;

        (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or
    (iv) of this Section 5(f)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

        (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity (or any parent of the Company or such surviving entity) outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquired more than 50% of the combined voting power of the Company's then outstanding securities; or

        (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

    6.  EFFECT OF CERTAIN CHANGES IN CAPITALIZATION.

    In the event of any recapitalization, stock split, reverse stock split, stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event affecting the Common Stock, the maximum number or class of shares available under the Plan, and the number or class of shares of Common Stock to be delivered hereunder shall be adjusted by the Committee to reflect any such change in the number or class of issued shares of Common Stock.

    7.  TERM OF PLAN.

    This Plan shall become effective as of the Effective Date, provided that the Plan shall have been approved by the stockholders of the Company at the 1995 annual meeting of stockholders. This Plan shall remain in effect until all authorized shares have been issued, unless sooner terminated by the Board. No transfer of shares of Common Stock may be made to any Director under the Plan unless stockholder approval of the Plan has previously been obtained pursuant to this Section 7.

    8.  AMENDMENT; TERMINATION.

    The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; PROVIDED, HOWEVER, that no amendment which requires stockholder approval in order for the exemptions available under Rule 16b-3 of the Exchange Act, as amended from time to time ("Rule 16b-3"), to be applicable to the Plan and the Directors shall be effective unless the same shall be approved by the stockholders of the Company entitled to vote thereon; and, PROVIDED FURTHER, that the provisions of Section 5(a) hereof shall not be amended more than once every six months, other than to conform with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

    9.  RIGHTS OF DIRECTORS.

    Nothing contained in the Plan or with respect to any grant shall interfere with or limit in any way the right of the stockholders of the Company to remove any Director from the Board, nor confer upon any Director any right to continue in the service of the Company as a Director.

    10.  GENERAL RESTRICTIONS.

        (a) INVESTMENT REPRESENTATIONS. The Company may require any Director to whom Common Stock is issued, as a condition of receiving such Common Stock, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Common Stock for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with Federal and applicable state securities laws.

        (b) COMPLIANCE WITH SECURITIES LAWS. Each issuance shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance of shares hereunder, such issuance may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

        (c) NONTRANSFERABILITY. Awards under this Plan shall not be transferable by a Director other than by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

    11.  WITHHOLDING.

    The Company may defer making payments under the Plan until satisfactory arrangements have been made for the payment of any Federal, state or local income taxes required to be withheld with respect to such payment or delivery.

    12.  GOVERNING LAW.

    This Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

    13.  PLAN INTERPRETATION.

    The Plan is intended to comply with applicable provisions of Rule 16b-3, as amended from time to time, and shall be construed to so comply.

    14.  HEADINGS.

    The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

                        MARSH & McLENNAN COMPANIES, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                           FOR THE 1995 ANNUAL MEETING





     The undersigned hereby appoints A.J.C. Smith and Gregory Van Gundy proxies (each with power to act alone and with the power of substitution) of the undersigned to vote as directed on the reverse side all shares which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Marsh & McLennan Companies, Inc. to be held on Tuesday, May 16, 1995 at 10:00 a.m. (New York City time) in the Auditorium, 2nd Floor, 1221 Avenue of the Americas, New York, New York and at any adjournment thereof.


            IMPORTANT - This Proxy must be signed and dated on the reverse side.

                        MARSH & McLENNAN COMPANIES, INC.


         PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK



1995


     1.   Election of Directors Nominees:                   For / /        Withheld / /   For all Except Nominee(s)
  P       Lewis W. Bernard, Richard H. Blum,                                              Written Below
          Frank J. Borelli, Ray J. Groves,
  R       Richard E. Heckert, Robert M.G. Husson,                                         -------------------------
          George Putnam
  O
     2.   Approval of Directors Stock Compensation          For / /        Against / /    Abstain / /
  X       Plan

  Y  3.   Ratification of Deloitte & Touche LLP as          For / /        Against / /    Abstain / /
          auditors for 1995


                                                            Sign here as name(s) appears on reverse side of card



                                                                                              Dated  _______ , 1995

                                                                           (x)
                                                                              -------------------------------------



                                                                           (x)
                                                                              -------------------------------------




                                                            The signer hereby revokes all proxies heretofore given
                                                            by the signer to vote at said meeting or any adjournments
                                                            thereof.  If signing for a corporation or partnership or
                                                            as agent, attorney or fiduciary, indicate capacity in which you are signing.




 THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN.
   IF NO DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3.
    PLEASE RETURN THIS PROXY CARD PROMPTLY USING THE ACCOMPANYING ENVELOPE

                        CONFIDENTIAL VOTING INSTRUCTIONS
                MARSH & McLENNAN COMPANIES STOCK INVESTMENT PLAN
                        MARSH & McLENNAN COMPANIES, INC.
                  ANNUAL MEETING OF STOCKHOLDERS, MAY 16, 1995



     By signing and returning this card, the undersigned directs Bankers Trust Company, Trustee under the Marsh & McLennan Companies Stock Investment Plan, to vote in person or by proxy all shares of stock of Marsh & McLennan Companies, Inc. (the "Company") allocated to the undersigned under said Plan upon all matters at the Annual Meeting of Stockholders of the Company on May 16, 1995 and at any adjournment thereof.

     Provided this card is received by May 11, 1995, voting rights will be exercised by the Trustee as directed or, if not specifically directed, FOR the items stated herein. Under the Plan, the Trustee shall vote all other shares in the same proportion as those shares for which it has received a signed instruction card.

                        MARSH & McLENNAN COMPANIES, INC.


         PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK



1995


     1.   Election of Directors Nominees:                   For / /        Withheld / /   For all Except Nominee(s)
          Lewis W. Bernard, Richard H. Blum,                                              Written Below
          Frank J. Borelli, Ray J. Groves,
          Richard E. Heckert, Robert M.G. Husson,                                         -------------------------
          George Putnam

     2.   Approval of Directors Stock Compensation          For / /        Against / /    Abstain / /
          Plan

     3.   Ratification of Deloitte & Touche LLP as          For / /        Against / /    Abstain / /
          auditors for 1995


                                                            Sign here as name(s) appears on reverse side of card



                                                                                              Dated  _______ , 1995

                                                                           (x)
                                                                              -------------------------------------



                                                                           (x)
                                                                              -------------------------------------




                                                            The signer hereby revokes all proxies heretofore given
                                                            by the signer to vote at said meeting or any adjournments
                                                            thereof.  If signing for a corporation or partnership or
                                                            as agent, attorney or fiduciary, indicate capacity in which you are signing.




     THE ALLOCATED SHARES WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE
      UNDERSIGNED.  IF NO DIRECTIONS ARE MADE, THEY WILL BE VOTED FOR
                                 ITEMS 1, 2 AND 3.
      PLEASE RETURN THIS CARD PROMPTLY USING THE ACCOMPANYING ENVELOPE